SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2018

KELVIN MEDICAL, INC.
(Exact name of Company as specified in its charter)

Nevada	000-55856	81-2552488
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10930 Skyranch Place, Nevada City, California 95959
(Address of principal executive offices)

(530) 388-8706
(Company's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Information

Kelvin Medical, Inc. Outline of Its 2018 Executional Framework

Kelvin Medical, Inc. (OTC: KVMD), is pleased to announce that along with its Therm-N-Ice product development, it has evolved into an early stage telehealth wearable technology company, and today is publishing, via this Form 8-K, an outline of the Company's 2018 operational strategy.  This release is to serve as a framework for the investor community to follow and is inclusive of expansive developments to the Therm-N-Ice product strategy.

"In such a pivotal time of our global health-conscious society, Kelvin Medical is pleased to be preparing for the launch of our telehealth software and wearable devices, along with outlining our business plan demonstrating how Kelvin will be working to establish market leadership in this multi-billion dollar industry," stated William Mandel, Chief Executive of Kelvin Medical, Inc. "The year 2018 is shaping up to be a solid foundational one for our Company as we continue to work through research & development and commercialization of our first telehealth wearable devices. We believe investments the Company is making in research and development will create and grow long-term shareholder value," continued Mr. Mandel.

Our Mission

To impact global health and well-being, using diagnostics and individualized recommendations, through a new generation of telehealth wearable technologies.

Our Focus on the Future Telehealth Wearables Technologies

Comprised of smart watches, wristbands and monitors, the global wearables market is estimated to be over $30.5 Billion in sales revenue with over 310 million devices sold in 2017.  The industry is projected to continue to grow and expand at approximately 16.7% CAGR over the next 3 to 5 years.  Market growth is driven based on new technology innovations, expanding growth of a younger population of users, and on-going adoption and acceptance by current consumers who are relying on wearables to monitor everything from their daily fitness/activity to their daily nutritional habits, and to their nightly sleep. Coupling the overall global wearable market with the multi-billion dollar physical therapy, corporate wellness, and telehealth industries, Kelvin Medical has been presented with a meaningful sized market to penetrate.

Kelvin Medical, Inc. is focused on developing and launching next generation telehealth wearable technologies, for tracking, diagnostics, and therapeutic delivery, that positively impact one's health and well-being. Our strategy not only focuses on those seeking to age gracefully and pain free through telehealth management, but also on the most competitive athlete working to maximize their bodily output.   Our Company intends to leverage artificial intelligence and machine learning combined with the latest advancements in monitoring and therapeutic delivery technologies to increase the recovery and performance of the body.  This includes not only collecting vital body data, but interpreting it to make specific therapeutic recommendations that are customized to each individual. Kelvin Medical has aspirations to not only provide self-treatment recommendations but also insurance reimbursable physical therapy prescriptions.  The Company is pursuing a "wearables ecosystem" product strategy that provides for seamless interactivity among its wearables allowing for customization, personalization of recommendations, and prescription based solutions to each user.

Core aspects of Kelvin Medical's Execution Framework that are important to track over time include:

1.	Telehealth wearables
2.	Artificial intelligence engine
3.	Single app connectivity
4.	Facilitation of an industry standard
5.	Intellectual property portfolio
6.	Our business model

Telehealth Wearables

Kelvin Medical's telehealth wearables will consist of:

1.	Body performance monitoring for:
a.
Pre-activity – Users will be able to monitor, track, and share current vital stats before any physical activity.  For any past injuries, consumers would be able to monitor how their injured area has recovered.

b.
During activity – Users will be able to track, monitor, share and report how their body is performing real-time during physical activity.   Sensors would track how the body and any injured areas are performing and would provide alerts to allow consumers to alter the intensity of the activities, or adjust to a different activity.

c.	Post-activity – Users will be able to monitor and share the injured area performance post-workout to ensure that the injured area has fully recovered.
d.
Treatment progress and long-term prognosis – Users will be offered the opportunity to track and share their recovery progress based on the treatments they have completed, and receive recommendations for additional treatments.

2.	Therapeutic delivery wearables for target areas:
a.
Kelvin Medical's therapeutic delivery wearables will include "cartridges" that leverage a battery powered source, where cartridges can be inserted into the wearable, heated and activated, and then delivered onto the skin to be absorbed.  Consumers would be able to schedule the times they want the therapy/nutrients delivered, as well as track, monitor and share how they are feeling.

Artificial Intelligence Engine

The Company recognizes the on-going advancements in artificial intelligence and machine learning and intends to fully capitalize on those advancements by incorporating them into its product portfolio.

Kelvin Medical, Inc. is working to develop a robust artificial intelligence and machine learning platform to support its entire suite of telehealth wearables so the devices can not only capture data, but process and share data to make tailored recommendations that are specific to each user.

Single App Connectivity

The Company intends to connect its telehealth wearables into a single app, available in both Android and iOS versions, to ensure that users have a centralized database to access current and historical data.  This will provide users with confidence to continue to seek-out Kelvin Medical telehealth wearables for their needs as they can access their historical data not only for review, but for current and future recommendations/prescriptions made by other types of Kelvin Medical telehealth wearables.

Intellectual Property Portfolio
The Company understands the importance of building a patent portfolio to protect its innovations and create intrinsic value for investors.  A founder of Kelvin Medical, Inc. has already been granted both U.S. patent #9849024 and Chinese patent # ZL2011800385884 03-02-2016. Kelvin Medical has exclusive rights to develop using this technology. The Company will continue to expand its patent portfolio to further its IP strategy.

Business Model

The Company's business model is three-fold:

1.	Single purchase of telehealth wearables on a user direct basis.
2.	Subscription business based model where users would be able to sign-up and receive cartridges delivered to them on a reoccurring basis.
3.
Insurance reimbursable telehealth prescription delivery to therapeutic providers. Kelvin Medical is pursuing becoming an early participant in physical therapy telehealth by working to offer insurance reimbursable real-time distance monitored treatments.

About Kelvin Medical, Inc.

Founded in 2016, with headquarters in Nevada City, California, Kelvin Medical, Inc. (OTC: KVMD) is an early participant in telehealth wearables with a focus on artificial intelligence driven physical therapeutic technologies.

The Company is developing solutions that empower consumers ranging from aging users seeking to live pain-free, to competitive athletes seeking to maximize their performance.

Our business model is to provide telehealth wearables consumer direct, either single purchase or on a reoccurring subscription basis, as well as a licensing of our full eco-system to physical therapy clinics and corporate wellness program administrators.

Kelvin Medical's telehealth wearables platform has been devised to capture meaningful market share in the $30.5 billion global wearables market, along with the multi-billion dollar physical therapy and corporate wellness industries.

The Company's telehealth platform of wearables, machine learning software, and re-loadable cartridges will enable consumer users, therapy clinics, and corporate wellness program administrators, to maximize results through real-time distance monitored activity and therapeutic prescriptions.

For more information, please visit http://www.kelvinmedical.com/

Forward-Looking Statements

Legal Notice Regarding Forward-Looking Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in the Company's periodic filings filed from time to time with US Securities and Exchange Commission at www.sec.gov.

This release does not constitute or form a part of any offer or solicitation to purchase or subscribe for securities in the United States.

Media Inquiries
Kelvin Medical, Inc.
http://www.kelvinmedial.com
media.relations@kelvinmedical.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELVIN MEDICAL, INC.

Date: January 18, 2018	By:	/s/William Mandel
William Mandel
President